                                                                    Exhibit 10.3

               THIRD AMENDMENT TO REVOLVING CREDIT LOAN AGREEMENT
               --------------------------------------------------


          THIS Third Amendment to Revolving Credit Loan Agreement by and between Transportation Information Services, Inc., an Oklahoma corporation (the "Borrower") and BancFirst, a state banking association (the "Bank") is entered into effective as of the 30th day of June, 1995.

          W I T N E S S E T H:

          WHEREAS, pursuant to that certain Revolving Credit Loan Agreement dated as of July 14, 1993 (the "Original Credit Agreement") the Bank has extended to the Borrower a $1,750,000 revolving line of credit upon the terms and conditions therein set forth and under which Revolving Credit Loans will be extended from time to time to Borrower by the Bank, all as secured by the Collateral defined and described in Section 3.1 of the Original Credit Agreement and in the Security Agreement described and defined in Section 3.2 of the Original Credit Agreement;

          WHEREAS, pursuant to that certain First Amendment to Revolving Credit Loan Agreement dated as of February 1, 1994 (the "First Amendment"), the Bank included a $250,000 standby letter of credit facility within the Revolving Loan Commitment upon the terms, provisions and conditions therein set forth and otherwise subject to the terms, provisions and conditions of the Original Credit Agreement;

          WHEREAS, pursuant to that certain Second Amendment to Revolving Credit Loan Agreement dated as of June 30, 1994 (the "Second Amendment") (the Original Credit Agreement as amended by the First Amendment and the Second Amendment are collectively referred to herein as the "Credit Agreement"), the Bank increased the standby letter of credit facility from $250,000 to $350,000 and extended the Revolving Credit Commitment until June 30, 1995;

          WHEREAS, Borrower has requested the Bank to extend and renew the Revolving Credit Commitment for a period of one (1) year until June 30, 1996; and

          WHEREAS, subject to the terms, provisions and conditions hereinafter set forth the Bank is willing to so extend and renew the Revolving Credit Commitment.

          NOW, THEREFORE, for good and valuable consideration and for the extension and renewal of the Revolving Credit Commitment established pursuant to the Credit Agreement, the Borrower and the Bank hereby agree as follows:

          1. The maturity date of the Revolving Credit Commitment shall be extended to June 30, 1996 and the Revolving Credit Loan shall be evidenced by that certain replacement Revolving Credit Note of even date herewith in the original principal amount of $1,750,000 payable to the order of the Bank. A true and correct copy of the replacement Revolving Credit Note is annexed hereto as Exhibit A and made a part hereof (the "Replacement Note").
---------

          2. Section 2.2 of the Credit Agreement is amended and modified to provide that the commitment fee for the Revolving Credit Commitment shall be equal to one-fourth of one percentage point (.25%) per annum of the amount by which $1,750,000 exceeds the outstanding unpaid principal balance of the Replacement Note from time to time computed daily on the basis of a calendar year of 360 days but assessed for the actual number of days elapsed during each accrual period. Such fee shall be payable quarterly, commencing October 15, 1995 (for the calendar quarter ending September 30, 1995). In accordance with the Credit Agreement the commitment fee specified therein for the calendar quarter ending June 30, 1995 is payable on July 15, 1995. The remaining terms and provisions of Section 2.2 of the Credit Agreement shall remain in full force and effect.

          3. The remaining terms, provisions and conditions set forth in the Credit Agreement shall remain in full force and effect. The Borrower restates, confirms and ratifies the warranties, covenants and representations set forth therein and further represents to the Bank that no default or Event of Default exists under the Credit Agreement as of the date hereof. The Borrower further confirms, grants and regrants and repledges to the Bank a continuing and continuous first and prior security interest in and pledge of the items and types of Collateral more particularly described in Section 3.1 of the Original Credit Agreement and in the Security Agreement and Assignment from the Borrower to the Bank dated as of July 14, 1993, as security for all indebtedness described in the Credit Agreement. The indebtedness described in the Credit Agreement shall include all advances, draws, letters of credit, application fees and fundings on such letters of credit issued pursuant thereto and all such Indebtedness shall be secured in all respects by the Collateral described in the Credit Agreement and the aforesaid Security Agreement and Assignment and the liens and priorities therein granted in favor of the Bank are hereby regranted, restated, ratified, confirmed and continued in all respects.

          4. Each of the Guarantors, T/SF Communications Corporation and T/SF Investment Co., by virtue of its consent to this Third Amendment as indicated below, ratifies, confirms and continues in all respects the effectiveness and enforceability of its respective Guaranty of the TISI Note (as now evidenced by the Replacement Note) therein described and defined, including, insofar as the TISI Note (as now evidenced by the Replacement Note) is concerned, all draws under and all contingent liabilities of the Bank on outstanding letters of credit issued pursuant to the Credit Agreement.

          5. The Borrower agrees to pay the Bank's legal fees incurred in connection with the negotiation, preparation and closing of this Third Amendment.

          IN WITNESS WHEREOF, this Third Amendment is executed and delivered to the Bank in Tulsa, Oklahoma, by the undersigned duly authorized officer of the Borrower, which officer has full power and authority to do so for, on behalf and in the name of the Borrower by virtue of all necessary corporate action of the Board of Directors of the Borrower, effective as of the 30th day of June, 1995.

                                    TRANSPORTATION INFORMATION SERVICES,
                                     INC., an Oklahoma corporation


                                    By:   /s/ Richard A. Wimbish
                                       -------------------------------------
                                              Richard A. Wimbish, President

                                                      "Borrower"


                                    BANCFIRST, a state banking
                                     association


                                    By:   /s/ Roy C. Ferguson, III
                                       -------------------------------------
                                              Roy C. Ferguson, III
                                              Regional Executive

                                                      "Bank"

                                 ACCEPTANCE BY GUARANTORS
                                 ------------------------

          The terms and provisions of the foregoing Third Amendment to Revolving Credit Loan Agreement are accepted, agreed and consented to in all respects by each Guarantor and each Guarantor hereby ratifies, confirms, restates and continues its absolute and unconditional guarantee obligations set forth in the respective Guaranty thereby dated as of July 14, 1993, insofar as the TISI Note therein described and defined is concerned, and each Guarantor stipulates that the indebtedness previously evidenced by such TISI Note is now evidenced by the Replacement Note described and defined in paragraph 1 of the foregoing Third Amendment and that the maturity thereof has been extended and renewed to June 30, 1996.


T/SF Communications Corporation


By:  /s/ Howard G. Barnett, Jr.
   ----------------------------------
         Howard G. Barnett, Jr., President


T/SF Investment Co.


By:  /s/ J. Gary Mourton
   ----------------------------------
         J. Gary Mourton, President